                          Consulting Agreement Between
           Excelco Systems International and Whirlwind Marketing, Inc.


This Consulting Agreement made and entered into this 18 Day of October 2001 by and between Whirlwind Marketing, Inc., having an office 455 Pennsylvania Avenue Suite 200 Fort Washington, Pa 19034 (hereinafter "WLWD") and ExCelco Systems International (hereinafter "Consultants") independent contractors, having an address Sidhanti Bldg, Pargi, A.P., India, 501501 and 145 Columbia Drive, Saskatoon, Sask, Canada, S7X 7X7.

P R E M I S E S

WHEREAS, WLWD, through its operations is engaged in the business of Developing fundraising solutions for non-profits, schools, league sports and so on.

WHEREAS, Consultant represent themselves as qualified to perform the desired services required by WLWD.

WHEREAS, WLWD desires to retain Consultant to act as a finder for acquisition Candidates, to possibly provide engineering services, and/or assist in technical staffing for WLWD and its subsidiaries, and WLWD shall compensate Consultant for the services by issuing Consultant shares of the WLWD common stock.

The Consultant is willing to perform such consulting services on the terms and conditions herein contained.


A G R E E M E N T

NOW THEREFORE, in consideration of the above stated premises and the promises herein contained, and for good and valuable consideration, the parties hereto agree as follows:

1. Engagement of Consultant:

WLWD hereby retains Consultant and Consultant agrees to act as a finder for potential acquisition candidates in the technology segment of its business.

2. Terms:

WLWD hereby retains Consultant for a period of five (5) months ending February 28, 2002, and renewable after February 28, 2002, on a monthly basis, only by a written notification from WLWD to Consultant, to provide the services set forth herein.

A. Scope of Consultant's Work:

1. On a non-exclusive basis, Consultant shall introduce WLWD to possible acquisition candidates, evaluate WLWD's possible acquisition candidates, review the business and operation of the candidates, assist WLWD in obtaining information for its due diligence review of the possible candidates, and coordinate the dissemination of information to and from the candidates.

B. Work Assignment

1. Specific verbal and written tasks are to be coordinated through Mr. Mark W. Peters, President of WLWD with periodic plans submitted as well as ongoing monthly progress reports sent to Mr. Mark W. Peters. The parties shall document each candidate introduced by Consultant.

2. Compensation: As compensation for the services to be rendered by Consultant hereunder, Consultant shall be paid, and Consultant agrees to accept, the following:

a. WLWD shall pay to consultant 50,000 shares of S8 Shares.

5. Termination of Agreement by the Company. It is understood and agreed that either party hereof, may at any time and for any reason whatsoever, terminate this agreement by giving thirty (30) days prior written notice to the other party. At the conclusion of this agreement, or its termination, all data provided by WLWD to Consultant shall be returned to WLWD. All compensation due for completed services through the date of termination shall be paid to Consultant immediately upon termination.

6. Reports To WLWD

a. Commencing September 1st, 2001, and at least once each month thereafter during the Term of this Agreement, Consultant shall prepare and present to WLWD a written report describing its activities and its progress toward meeting the objectives mutually agreed upon by Consultant and WLWD.

b. Throughout the Term of this Agreement, Consultant may also provide the officers, directors, employees or designees of WLWD with verbal reports concerning its activities.

This Agreement may be extended beyond the period specified herein as set forth herein.

7. Confidential Information

WLWD agrees to promptly provide and fully disclose to Consultant any and all information regarding WLWD, which Consultant deems pertinent to its engagement hereunder. Consultant acknowledges that any and all knowledge or information concerning WLWD and its affairs obtained by Consultant, his principals, employees and/or contractors in the course of his engagement hereunder will be deemed "confidential" and will be held inviolate by him and that he will conceal the same from any and all other persons and entities, including, but not limited to, competitors of WLWD and that he will not impart any such knowledge to anyone whosoever during or after the term of hereof. As used herein, "confidential" knowledge or information means: (a) all information regarding WLWD, which is not generally available to the public; and (b) all information regarding WLWD, which was received by Consultant from a source with confidentiality obligations to WLWD. Consultant shall, upon the termination of his engagement by WLWD for any reason whatsoever, immediately surrender and turn over to WLWD all "confidential" material including, but not limited to, books, forms, records, WLWD lists and all other papers and writings relating to WLWD and all other property belonging to WLWD, it being understood and agreed that the same are the sole property of WLWD. This includes any and all papers, documents and computer records created or held by Consultant. In addition to any other rights or remedies to which WLWD may be entitled, WLWD shall have the right to obtain an ex parte restraint upon the breach or threatened breach of this section. This section shall survive termination of this Agreement.

8. Best Efforts Basis.

Consultant agrees that he will at all times faithfully and to the best of his experience, ability and talents, perform all the duties that may be required of and from Consultant, pursuant to the terms of this Agreement. Consultant does not guarantee that his efforts will have any impact on Client's business or that any subsequent financial improvement will result from Consultant's efforts. Client understands and acknowledges that the success or failure of Consultant's efforts will be predicated on Client's assets and operating results.

9. Client's Rights to Approve Transactions.

WLWD expressly retains the right to approve, in its sole discretion, each and every transaction introduced by Consultant that involves WLWD. Consultant and WLWD agree that Consultant is not authorized to enter into agreements on behalf of WLWD.

10. WLWD Under No Duty or Obligation to Accept or Close on any Transactions. It is mutually understood and agreed that WLWD is not obligated to accept or close any promotional proposal, acquisition, or merger transactions submitted by Consultant.

11. Costs and Expenses.

Consultant shall be responsible for all out-of-pocket expenses, travel expenses, third party expenses, filing fees, copy and mailing expenses that Consultant may incur in performing Consulting Services under this Agreement. However, such costs must be fair and reasonable, and shall be reimbursed to Consultant if pre-approved in writing by WLWD and payable within thirty (30) days from the date that the Consultant submits an approved expense report to WLWD.

12. Consultant Status

Consultant acknowledges that he is providing services hereunder as an independent contractor. Accordingly, Consultant agrees that any taxes associated with the performance of the services hereunder shall be his sole responsibility. Consultant further agrees that nothing herein shall create a relationship of partners or joint venture's between Consultant and WLWD

13. Representations Of WLWD

WWV hereby represents and warrants as follows:

a. Organization and Standing. WLWD is a corporation validly existing and in good standing under the laws of Delaware.

b. Corporate Power and Authority. WLWD has the corporate power to execute and deliver this Agreement, has taken all action required by law to authorize such execution and delivery, and this Agreement is a valid and binding obligation of WLWD in accordance with its terms.

14. Representations Of Consultant

Consultant hereby represents and warrants as follows:

a. Power and Authority. Consultant has the power to execute and deliver this Agreement, has taken all action required by law to authorize such execution and delivery, and this Agreement is a valid and binding obligation of Consultant in accordance with its terms.

b. Inside Information Securities Laws Violations. In the course of the performance of his duties, consultant may become aware of information which may considered "inside information" within the meaning of the Federal Securities Laws, Rules and Regulations. Consultant acknowledges that his use of such information to purchase or sell securities of WLWD, or its affiliates, or to transmit such information to any other party with a view to buy, sell, or otherwise deal in WLWD's securities, is prohibited by law and would constitute a breach of this Agreement and notwithstanding the provisions of this Agreement, will result in the immediate termination of the Options.

c. By reason of Consultant's knowledge and experience of financial and business matters in general, and investments in particular, Consultant is capable of evaluating the merits of this transaction and in bearing the economic risks of an investment in the shares and WLWD in general and fully understand the speculative nature of such securities and the possibility of such loss;

d. Consultant has had the opportunity to ask questions and receive answers concerning the terms and conditions of the Shares to be issued hereby and reserved for issuance pursuant hereto, and to obtain any additional information which Client possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished; and

e. Consultant has been furnished with a copy of WLWD's most recent Annual Report on Form 10-KSB, and all reports or documents required to be filed under Sections 13(a), 14(a) and 15(d) of the Securities and Exchange Act of 1933, as amended, including but not limited to, quarterly reports on Form 10-QSB; and, in addition, that Consultant has been furnished with a brief description of WLWD's capital structure and any material changes in WLWD's affairs that may not have been disclosed in the Disclosure Documents.

f. The Consultant agrees not to violate any Federal or State Laws in connection with this agreement.

15. Defaults

In the event that WLWD fails to pay any amount due to Consultant hereunder, or to timely reimburse Consultant for any expenses in the manner set forth herein, or otherwise defaults hereunder, after receiving written notice of such default with fifteen (15) days to cure, Consultant shall have the right to cease performing services hereunder and to declare all amounts due hereunder to be immediately due and payable. In no event shall any funds paid to Consultant hereunder be refundable to WLWD.

16. Notices

All notices permitted, required or provided for by this Agreement shall be made in writing, and shall be deemed adequately delivered if delivered by hand and a receipt obtained, or by a nationally recognized overnight courier service that regularly maintains records of its pick ups and deliveries, to the parties at their respective addresses set forth above or to any other address designated by a party hereto by written notice of such address change. Notices shall be deemed given as of the date of delivery to the overnight courier service or to the recipient if delivered by hand, and received one day after delivery to the overnight courier service or when actually received if delivered by hand.

17. Indemnification

WLWD shall hold harmless and indemnify Consultant from and against any and all damages, losses, liabilities, obligations, fees, costs and expenses, including but not limited to, the payment and advancement of reasonable attorney's fees, resulting from, or incurred in connection with claims made against Consultant relating to the performance by WLWD hereunder. Notwithstanding the foregoing, WLWD shall have no obligation to hold harmless and indemnify Consultant from claims made against Consultant, which arise out of, or in connection with, Consultant's negligence in the performance of his duties hereunder. The provisions of this Section shall survive termination of this Agreement.

The Consultant shall hold harmless and indemnify WLWD from and against any and all damages, losses, liabilities, obligations, fees, costs and expenses, including but not limited to, the payment and advancement of reasonable attorney's fees, resulting from, or incurred in connection with claims made against WLWD relating to the performance of WLWD.

Except for compensation and any approved expenses, the Consultant shall hold harmless and indemnify WLWD from and against any and all damages, losses, liabilities, obligations, fees, costs and expenses, including but not limited to the payment and advancement of reasonable attorney fees, resulting from, or incurred in connection with claims made against WLWD relating to the performance of WLWD.

18. Binding Effect; Assignment

This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Neither party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

19. Entire Agreement

This Agreement represents the entire Agreement with respect to matters contemplated herein and supersedes any prior oral or written agreements or undertakings between the parties with respect to such matters. This Agreement shall not be amended to any extent or canceled, except by a writing executed by the parties.

20. Headings

The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

21. Counterparts

This Agreement and any amendments hereto may be executed in any number of counterparts, all of which together shall constitute a single, original instrument.

22. Separability

To the extent that any term or provision hereof is deemed invalid, void or otherwise unenforceable, but may be made enforceable by amendment thereto, the parties agree that such amendment may be made so that the same shall, nevertheless, be enforceable to the fullest extent permissible under the laws and public policies applied in the jurisdiction in which enforcement is sought. This Agreement is made in the State of Pennsylvania and subject to the laws of such State without regard to conflicts of law rules. Any action or proceeding in regard to this Agreement must be brought in the State of Delaware.

23. Waiver

A waiver of any breach of any provision of this Agreement must be in writing and shall not constitute or operate as a waiver of any other breach of such provision or of any other provision, nor shall any failure to enforce any provisions hereof operate as a waiver of such provision or of any other provision hereunder.

IN WITNESS THEREOF, the Parties have caused this agreement to be executed on its behalf by a duly authorized officer and consultant as hereunto agreed by authorized signatures, all as of the day and year first above written.


Whirlwind Marketing, INC.                     CONSULTANT

By: /s/ Mark W. Peters                        By: /s/ Francis Chary
   --------------------------                     ------------------------------
Name:  Mark W. Peters                         Name: Francis Chary

Title:     President                          Title: Vice President

Date:     10/21/01                            Date:     10/24/01
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